CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement 333-262469 on Form N-2 of our report dated February 25, 2025, relating to the financial statements and financial highlights of BlackRock Corporate High Yield Fund, Inc. appearing in Form N-CSR for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 28, 2025